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                                                                EXHIBIT 99.14(f)



                     [DECHERT PRICE & RHOADS LETTERHEAD]


                               October 17, 1996


Nuveen Flagship Multistate Trust I
333 West Wacker Drive
Chicago, IL  60606

        Re:     Reorganization of Nuveen Pennsylvania Tax-Free
                Value Fund and Flagship Pennsylvania Triple Tax Exempt Fund

Gentlemen:

        We have acted as special Pennsylvania counsel for the Commonwealth of Pennsylvania portion of the Nuveen Flagship Multistate Trust I (the "Fund"), concerning the Registration Statement of the Fund on Form N-14 (Registration Nos. 333-09521 under the Securities Act of 1933 and Registration No. 811-07747 under the Investment Company Act of 1940). We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the references to our firm under the caption "Tax Matters -- State Tax Matters" in the Statement of Additional Information which is a part of such Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                                Very truly yours,

                                                \s\ Dechert Price & Rhoads